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                                                        EXHIBIT 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                Statement of Computation of Earnings per Share

                                      For the Three Months      For the Nine Months
                                         Ended Sept. 30            Ended Sept. 30
                                    ------------------------  ------------------------
                                        2001         2000         2001         2000
                                    -----------  -----------  -----------  -----------
Net Earnings                        $ 3,227,000  $ 1,158,000  $ 7,261,000  $ 6,870,000
                                    ===========  ===========  ===========  ===========

Weighted average common
 shares outstanding                  15,005,000   15,005,000   15,005,000   15,005,000
                                    ===========  ===========  ===========  ===========

Basic and diluted earnings
 per share of common stock          $       .22  $       .08  $       .48  $       .46
                                    ===========  ===========  ===========  ===========